                                                           Exhibit No. EX-99.g.5

CITIGROUP GLOBAL MARKETS INC. (CGMI)

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                  Account Numbers:
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Institutional Client Agreement

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Account  Title:  Each Fund  (which in this  Agreement  shall mean each series of shares of beneficial  interest of Gartmore  Mutual Funds,  a Delaware  statutory trust),  severally and not jointly,  listed on Annex I to this  Agreement  (each such Fund, severally and not jointly, "we" or "us")
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In  consideration  of CGMI opening one or more accounts (each, an "Account") for us, severally and not jointly,  and you agreeing to act as broker/dealer for the extension of credit and the purchase or sale of securities, commodities, options and other  property,  it is agreed in respect of any and all  Accounts,  whether upon margin or otherwise,  which we now have or may at any future time have with you, that:

1.   All transactions  entered into under this Agreement shall be subject to any applicable  constitution,  rules,  regulations,  customs  and usages of the exchange or market and its  clearinghouse,  if any, where such transactions are executed by CGMI or its agents and to all  applicable  laws,  rules and regulations  of  governmental  authorities  and  self-regulatory  agencies.
     Except as herein  provided,  no provision of this  Agreement may be waived, altered, modified or amended unless the same is in writing and signed by us and by an authorized official of CGMI.

2.   We agree that all property of ours, whether owned individually, jointly, or in the name of  another,  which at any  time may be in an  Account  for any purpose,  including safekeeping,  shall be subject to a continuing security interest,  lien  and  right  of  set-off  for the  discharge  of all of our indebtedness  and other  obligations  to CGMI,  and will be held by CGMI as security for the payment of any of our past due indebtedness or obligations to CGMI. In enforcing your security interest, you shall have the discretion to determine  which  property is to be sold and the order in which it is to be sold and shall have all the rights and  remedies  available to a secured party  under the New York  Uniform  Commercial  Code.  Without  your  prior written consent, we will not cause or allow any of the property held in our
     Account(s),  whether  now  owned or  hereafter  acquired,  to be or  become subject to any liens, security interests,  mortgages or encumbrances of any nature other than your security interest.

     Without limiting the generality of the foregoing,  we hereby authorize CGMI to  automatically  liquidate  any  money  market  funds  available  in  our
     Account(s)  from  time  to  time  to  cover  any  of  our  indebtedness  or obligations to CGMI  including  non-trade  related  debts.  You are further authorized  to  liquidate  any other  property  held in our  Account(s)  to satisfy any such  indebtedness  or obligations  whenever in your reasonable discretion you consider it necessary for your protection.

     "Property" as used in this Agreement shall include,  but not be limited to,
     securities  of  all  kinds,  money,   certificates  of  deposit,   bankers'
     acceptances,  commercial paper, options, commodities, and contracts for the future  delivery of  commodities  or relating to commodities or securities, and the  distributions,  proceeds,  products and  accessions  of any of the above.

3.   In case of the sale of any security,  commodity,  or other  property at our direction and the inability of CGMI to deliver the same to the purchaser by reason of our  failure to supply  the same to CGMI,  we  authorize  CGMI to borrow  any  security,  commodity,  or  other  property  necessary  to make delivery thereof, and we hereby agree to be responsible for any loss, other than incidental,  consequential or indirect losses,  which CGMI may sustain thereby and any reasonable  premiums,  interest or other  reasonable  costs which CGMI may be  required to pay as a result of such  borrowing,  and for any loss or cost  which  CGMI may  sustain  by reason of its  inability  to borrow the security, commodity, or other property sold.

     You may charge our Account(s) with such usual and customary  charges as you may determine to cover your  services and  facilities,  including,  but not limited to,  custody and  transactions  fees. We will promptly pay CGMI any deficiency that might arise in our Account(s). We understand and agree that a finance charge may be charged on any debit balance in any cash Account we have with CGMI in  accordance  with terms agreed upon between CGMI and us..
     You may  transfer  excess  funds  between  any of our  Accounts  (including commodity  Accounts)  for any reason  not in  conflict  with the  Commodity
     Exchange Act or any other  applicable law. If any transactions are effected on an exchange in which a foreign currency is used, any profit or loss as a result of a fluctuation in the exchange rate will be charged or credited to our Account(s).

4.   Communications  may be sent to our mailing  address on file with you, or to such other  address as we may  hereafter  give to you in  writing,  and all communications so sent, whether by mail, telecopy,  messenger or otherwise, shall be deemed given upon delivery to such address.  Transactions  entered into for our Account(s)  shall be confirmed in writing to us where required by applicable  law or regulation.  In addition,  CGMI shall provide us with daily statements (which may be provided via email,  access to a website, or
     otherwise)   reflecting   activity  in  such  Account(s).   We  agree  that
     transactions  reflected  on such  confirmations  and  statements  shall  be conclusively  deemed  accurate  as stated  unless we notify CGMI in writing within  three (3)  business  days and ten (10)  business  days of  receipt, respectively,  that  the  information  contained  in such  confirmation  or statement is inaccurate.  Such notice must be sent by us to CGMI in writing to the attention of the Branch Office  Manager of the Office  servicing the
     Account.  Failure to notify CGMI shall  preclude us from  asserting  at any later date that any such transaction was unauthorized.

     We authorize you at your discretion to obtain credit reports and to provide information to others  consistent with your privacy policies and procedures as disclosed to us, concerning our credit standing and business conduct.

5.   If our Account has been  introduced  to you and is carried by you only as a clearing  broker,  we agree that you are not responsible for the conduct of the introducing broker and your only  responsibilities  to us relate to the execution, clearing and bookkeeping of transactions in our Accounts.

6.   If we are an investment adviser and are signing this Agreement on behalf of our client(s),  we represent to you that we are authorized by our client(s)
     to do so.

7.   The  provisions  of  this  Agreement  shall  be  continuous,   shall  cover
     individually and collectively all Accounts which we may open or reopen with
     CGMI,  shall be binding on our successors and shall inure to the benefit of
     CGMI and any  successors  or assigns.  Should any term or provision of this
     Agreement be deemed or held to be invalid or  unenforceable,  the remaining terms  and  provisions  shall  continue  in full  force  and  effect.  This
     Agreement,  and all the terms  herein,  shall be governed and  construed in accordance  with the  laws of the  State of New  York,  including,  but not limited to the law of New York regarding the permissible  rates of interest that may be charged,  without  giving  effect to principles of conflicts of law.

8.   We  understand  that you may in your sole  discretion  prohibit or restrict trading of securities or substitution of securities in any of our Accounts.
     You have the right to  terminate  any of our Accounts  (including  multiple owner  Accounts)  at any  time by  notice  to us.  The  provisions  of this
     Agreement shall survive the termination of any Account.

9.   The failure of either  party to this  Agreement  to insist at any time upon strict compliance with any term of this Agreement,  or any delay or failure on the part of such party to exercise any power or right given to the other party in this Agreement,  or a continued course of such conduct on the part of such party shall at no time  operate as a waiver of such power or right, nor shall any single or partial exercise thereof preclude any other further exercise. All rights and remedies given to each party in this Agreement are cumulative  and not  exclusive  of any other  rights or remedies  that such party may otherwise have.

10.  CGMI shall not be liable for any loss  caused  directly  or  indirectly  by
     government  restrictions,   exchange  or  market  rulings,  suspensions  of
     trading,  war,  strikes,  power  failure,  computer  (hardware or software,
     failure)  or  "acts  of  God",  beyond  such  party's  control.   Under  no
     circumstances   will  either  party  be  liable  to  the  other  party  for consequential, "special" or punitive damages.

11.  Each Fund listed on Annex I hereto  shall be referred  to  individually  as
     "us" or "we,"  severally and not jointly.  It is understood and agreed that
     (a) this Agreement shall constitute a separate  agreement  between CGMI and each such Fund,  as if each Fund had  executed  this  Agreement  separately naming only itself as "us" or "we" (a  "Separate  Agreement"),  (b) no Fund
     shall have any liability for the  obligations of any other Fund, and (c) no
     Fund has any power or  authority  to, or by  entering  into this  Agreement shall, impose any liability on, or grant any interest in, the assets of any other Fund.

12.  We agree to pay ON DEMAND  any  balance  owing  with  respect to any of our
     Accounts,   including   interest  and  commissions  and  any   commercially
     reasonable costs of collection  (including  reasonable attorneys' fees). We understand  that you may  demand  full  payment of the  balance  due in our
     Account(s) plus any interest charges accrued thereon,  at your sole option, at any time without  cause.  We understand  that all loans made are not for any specific  term or duration  but are due and payable at your  discretion upon a demand for payment made to us. We agree that all  payments  received for our Account(s) including interest,  dividends,  premiums,  principal or other payments may be applied by you to any balances due in our Account(s).
     If we  maintain  both a  cash  and a  margin  Account  with  you,  you  are authorized  in your  discretion  to utilize  the  equity in either  type of
     Account in satisfaction of any maintenance margin  requirement  without the actual transference of funds or securities between such Accounts.

     Upon our failure to pay any balance owing to you under this agreement,  you are  authorized  in a  commercially  reasonable  manner,  to sell,  assign, transfer and deliver all or any part of our  property  which may be in your possession  or  control  in any  manner  you  deem  appropriate,  make  any necessary purchases to cover short sales and/or any open commodity contract positions and/or to cancel any outstanding orders in order to close out the
     Account.  Without  limiting the  generality  of the  foregoing,  such sale, purchase or cancellation may be made, in a commercially  reasonable manner, on the  exchange  or other  market  where  such  business  is then  usually transacted,  at public auction or at private sale without  advertising  the same.  All of the above may be done without  demand for margin or notice of purchase, sale or cancellation to us. No demand for margin, or notice given to us of intent to  purchase or sell  property  or to cancel  orders in our
     Account,  shall impose on you any obligation to make such demand or provide such  notice to us. Any such notice or demand is hereby  expressly  waived, and no  specific  demand or notice  shall  invalidate  this  waiver.  After
     deducting  all  costs  and  expenses  of  the  purchase   and/or  sale  and
     deliveries,  including,  but not limited to,  commissions  and transfer and stamp taxes,  you shall apply the residue of the proceeds to the payment of any and all of our  liabilities  to you, and we shall remain liable for any deficiency.  Upon any such  sale,  you may  purchase  the whole or any part thereof free from any right of redemption.

13.  We will at all times maintain such margin for our  Account(s),  as CGMI may require from time to time, and any debit  balances  arising in such Account shall be charged  interest in accordance with the CGMI policy  described in the  accompanying  literature  regarding  new  accounts  provided by you in compliance  with Rule 10b-16 under the 1934 Act. We are aware that interest charges, if not paid, will be added to the debit balance in our Account for the next  interest  period.  We are aware and agree that you may impose for any Account(s),  margin  requirements more stringent than those required by law or  exchange  regulations.  We further  understand  and agree that such margin  requirements  may be changed and  modified by you from time to time upon prior notice to us. We further agree that any waiver by you or failure to enforce  promptly,  as to our  Account or that of  others,  such  margin requirements  shall not in any way prevent you from subsequently  enforcing such margin requirements with regard to our Account.

In Witness  Whereof,  the  undersigned has executed this document as of the 28th day of September, 2006.

Gartmore Mutual Funds, on behalf of EACH
FUND LISTED ON ANNEX I HERETO, SEVERALLY
AND NOT JOINTLY (each, a "Fund")

Signed By _____________________________

Print Name: ___________________________

Title: ________________________________

CITIGROUP GLOBAL MARKETS INC.:

Signed By _____________________________

Print Name: ___________________________

Title: ________________________________

                                     ANNEX 1

                         Series of Gartmore Mutual Funds

                (each severally and not jointly, the "Customer")

Name of Series

1.   Gartmore Hedged Core Equity Fund

2.   Gartmore Market Neutral Fund

3.   _____________________________________________________________________

4.   _____________________________________________________________________

5.   _____________________________________________________________________

6.   _____________________________________________________________________

7.   _____________________________________________________________________

8.   _____________________________________________________________________

9.   _____________________________________________________________________